UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 17, 2019

Dear Fellow Stockholders:

        On behalf of the Board of Directors (the “Board”) of QuickLogic Corporation (“QuickLogic” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders to be held at 8:00 a.m., local time, on November 26, 2019, at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303.

        At the Special Meeting, stockholders will consider and vote on a proposal to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation that effects a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board at a later date.

        The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

        It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of QuickLogic shares and your support regarding this matter.

Sincerely,
/s/ E. Thomas Hart E. Thomas Hart Chairman of the Board

QUICKLOGIC CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, NOVEMBER 26, 2019

The Special Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic” or the “Company”), will be held on Tuesday, November 26, 2019, at 8:00 a.m., local time, at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303.

At this Special Meeting, or any adjournment or postponement of the Special Meeting, we plan to consider and vote upon the proposals listed below:

1.

A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board of Directors at a later date.

2.

A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves its right to elect not to proceed with implementing the reverse stock split at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant the General Corporation Law of the State of Delaware (the “DGCL”), if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company or its stockholders.

Only stockholders of record at the close of business on October 8, 2019 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Your vote is important. Whether or not you plan to attend the special meeting, we hope you will vote as soon as possible. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can vote by mail by completing and returning the enclosed proxy card or voting instruction form. Voting over the internet, by telephone or by written proxy or voting instruction card will ensure your representation at the special meeting regardless of whether you attend in person.

All stockholders are cordially invited to attend the Annual Meeting in person. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of QuickLogic a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

For the Board of Directors,
/s/Brian C. Faith
Brian C. Faith
President and Chief Executive Officer

October 17, 2019

Table of Contents

-i-

QUICKLOGIC CORPORATION

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

ABOUT THE SPECIAL MEETING

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation (“QuickLogic” or the “Company”), for use at the Special Meeting of Stockholders to be held on Tuesday, November 26, 2019, at 8:00 a.m., local time, and at any and all adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders.

The Special Meeting will be held at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303. At the Special Meeting, only stockholders of record at the close of business on October 8, 2019, the record date, will be entitled to vote. On October 8, 2019, QuickLogic’s outstanding capital stock consisted of 116,555,756 shares of common stock.

This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about October 17, 2019 to all holders of our common stock, par value $0.001 per share, entitled to vote at the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, the stockholders will be asked to consider and vote on the following proposals:

1.

A proposal, which we refer to as the “reverse stock split proposal,” to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board of Directors at a later date (the “Reverse Stock Split”).

2.

A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

If the reverse stock split proposal is approved by the Company's stockholders at the Special Meeting, it will be effected, if at all, only upon a subsequent determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and our stockholders at the time the reverse stock split proposal is effected. The Board of Directors may make this determination as soon as immediately following the conclusion of the Special Meeting, and the Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves its right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant the DGCL, if it determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.

Board’s Recommendation

Our Board of Directors recommends that you vote:

1.“ FOR ” the reverse stock split; and

2.“ FOR ” the adjournment proposal.

Why does Quicklogic need to hold this vote?

On January 18, 2019, we were notified in writing by the NASDAQ Stock Market LLC (“Nasdaq”) that the average closing bid price of our common stock was below the criteria of the continued listing standards of the NASDAQ Global Market, as the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00. In the letter, the Nasdaq stated that we had an initial 180-day cure period, or until July 17, 2019, to regain compliance. In anticipation of not regaining compliance by the expiration date of the initial 180-day cure period, on July 9, 2019, we applied to transfer the listing of our common stock to the Nasdaq Capital Market, requested an additional 180 calendar days to cure the minimum bid price deficiency, and undertook to carry out a reverse stock split in order to bring our share price and average share price back above $1.00 within the additional six-month cure period, if necessary.

On July 18, 2019, we received a notification letter from the Nasdaq that our application to transfer our common stock to the Nasdaq Capital Market had been approved, and as a result, we were granted an additional 180-day grace period, or until January 13, 2020, to regain compliance with the minimum bid price requirements. In order to regain compliance, the minimum closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the additional 180-day grace period. If we fail to regain compliance during this grace period, our common stock will be subject to delisting by the Nasdaq. In the letter, the Nasdaq further stated that in the event compliance cannot be demonstrated by January 13, 2020, the Nasdaq will commence suspension and delisting procedures. At that time, we may appeal the Nasdaq staff’s determination to a Hearings Panel (the “Panel”). However, we were also notified by Nasdaq that if we appeal, we will be asked to provide a plan to regain compliance to the Panel, and that historically Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency.

Our Board of Directors has determined that an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split may be necessary to promote the continued listing of our common stock on the Nasdaq Capital Market and is in the best interests of our stockholders. If approved and implemented, the Board of Directors will select a reverse stock split ratio ranging from 1-for-5 to 1-for-15 at a later date based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our common stock. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, our Board of Directors is requesting your proxy to vote “FOR” the reverse stock split proposal and “FOR” the adjournment proposal.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the “stockholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How can I vote my shares before the Special Meeting?

If you are a stockholder of record, you may submit a proxy by telephone, via the Internet or by mail.

By Internet —Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received the notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.

By Telephone —Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting.

By Mail —Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Special Meeting and vote in person.

        If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the Special Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Special Meeting; otherwise, you will not be able to vote in person at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for Special Meeting

Our proxy materials including our Proxy Statement and proxy card are available on the Internet and may be viewed free of charge and printed at www.proxyvote.com.

Will my shares be voted if I do not provide my proxy?

If you hold your shares through our transfer agent, AST, they will not be voted if you do not provide a proxy.

Under applicable rules, if you hold your shares through a brokerage firm, bank or other nominee, and do not give instructions to that entity, it will still be able to vote your shares with respect to “discretionary” items, but it will not be allowed to vote your shares with respect to “non-discretionary” items. The reverse stock split proposal (Proposal 1) and the adjournment proposal (Proposal 2) are considered "discretionary" items under applicable rules and your brokerage firm, bank or other nominee will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

  If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" the reverse stock split proposal and "FOR" the adjournment proposal.

Who may attend the Special Meeting?

All stockholders are invited to attend the Special Meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the meeting. You can obtain directions to the Special Meeting by contacting our Investor Relations Department at (408) 990-4000.

Can I vote in person at the Special Meeting?

Yes. If you hold shares in your own name as a stockholder of record, you may come to the Special Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting; otherwise, you will not be able to vote in person at the Special Meeting.

How can I change my vote?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Special Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

What are the quorum and voting requirements for the proposals?

In order to take action on the proposals, a quorum, consisting of the holders of 38,851,919 shares (one-third of the aggregate number of shares of our common stock) issued and outstanding and entitled to vote as of the record date for the Special Meeting, must be present in person or by proxy. This is referred to as a “quorum.” Proxies marked “Abstain” and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum.

        The affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the reverse stock split proposal.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting is required to approve the adjournment proposal.

What happens if a quorum is not present at the Special Meeting?

If the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions with respect to the reverse stock split proposal and the adjournment proposal will have the same effect as a vote “Against” the proposals.

What is a broker “non-vote” and how would it affect the vote?

        A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on both proposals so we do not anticipate any broker non-votes.

    Because adoption and approval of the reverse stock split proposal requires the approval of a majority of the outstanding shares, a broker non-vote will have the same effect as a vote “Against” the reverse stock split proposal.

   Because approval of the adjournment proposal requires an affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting, a broker non-vote will have no effect on the outcome of the vote with regards to the adjournment proposal.

Could other matters be decided at the Special Meeting?

Other than the reverse stock split proposal and the adjournment proposal, no other matters will be presented for action by the stockholders at the Special Meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Solicitation of Proxies

We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $17,500 in total. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials to stockholders.

If You have any questions or need assistance voting your shares of QuickLogic common stock, please contact The Proxy Advisory Group, LLC, QuickLogic’s proxy solicitor, by calling +1-212-616-2180.

+

PROPOSAL ONE

THE REVERSE STOCK SPLIT PROPOSAL

General

QuickLogic is asking stockholders to adopt and approve a proposed amendment to our Amended Restated Certificate of Incorporation to effect the Reverse Stock Split. Our Board of Directors has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The following description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If stockholders approve this proposal, the Board of Directors will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board of Directors determines that the Reverse Stock Split would be in the best interests of QuickLogic and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of QuickLogic’s common stock at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board of Directors at a later date. As of the October 8, 2019 record date, 116,555,756 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, we’ve presented an example of the impact of a 1-for-10 reverse stock split on the issued and outstanding shares of stock and shares available for future issuance in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock”. The actual impact of the Reverse Stock Split will depend on the actual reverse stock split ratio determined by our Board of Directors.

The proposed amendment will not result in a reduction of the total number of shares of QuickLogic’s common stock that QuickLogic is authorized to issue.

All holders of QuickLogic’s common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock will be issued to the stockholders as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Reverse Stock Split.  Our Board of Directors has determined that it is in the best interests of QuickLogic and its stockholders to combine our shares of common stock at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by the Board of Directors at a later date, in order to reduce the number of shares of common stock outstanding. Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet the Nasdaq Capital Market’s price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “QUIK.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in QuickLogic’s and our stockholders’ best interests.

On January 18, 2019, we were notified in writing by the Nasdaq that the average closing bid price of our common stock was below the criteria of the continued listing standards of the NASDAQ Global Market, as the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00. In the letter, the Nasdaq stated that we had an initial 180-day cure period, or until July 17, 2019, to regain compliance. In anticipation of not regaining compliance by the expiration date of the initial 180-day cure period, on July 9, 2019, we applied to transfer the listing of our common stock to the Nasdaq Capital Market, requested an additional 180 calendar days to cure the minimum bid price deficiency, and undertook to carry out a reverse stock split in order to bring our share price and average share price back above $1.00 within the additional six-month cure period, if necessary.

On July 18, 2019, we received a notification letter from the Nasdaq that our application to transfer our common stock to the Nasdaq Capital Market had been approved, and as a result, we were granted an additional 180-day grace period, or until January 13, 2020, to regain compliance with the minimum bid price requirements. In order to regain compliance, the minimum closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the additional 180-day grace period. If we fail to regain compliance during this grace period, our common stock will be subject to delisting by the Nasdaq. In the letter, the Nasdaq further stated that in the event compliance cannot be demonstrated by January 13, 2020, the Nasdaq will commence suspension and delisting procedures. At that time, we may appeal the Nasdaq staff’s determination to a Hearings Panel (the “Panel”). However, we were also notified by Nasdaq that if we appeal, we will be asked to provide a plan to regain compliance to the Panel, and that historically Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, the Board of Directors may consider, among other things, various factors, such as:

• the historical trading price and trading volume of our common stock;

• the Nasdaq Capital Market Continued Listing Standards requirements;

• the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

• prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.  We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.  The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by QuickLogic, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Special Meeting, assuming the stockholders approve the amendment. The Effective Time could occur as soon as the business day immediately following the Special Meeting. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in QuickLogic’s best interests and the best interests of QuickLogic’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of QuickLogic’s common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold QuickLogic's common stock after the Reverse Stock Split, you may do so by either:

• purchasing a sufficient number of shares of QuickLogic's common stock; or

• if you have shares of QuickLogic’s common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Total Authorized Number of Common Stock and Preferred Stock

Pursuant to our Amend and Restated Certificate of Incorporation, our capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares, or the par value, of either the common stock or the preferred stock.

Effect on Shares of Common Stock

For illustrative purposes only, the following table contains approximate information, based on share information as of October 8, 2019, relating to our outstanding common stock if a 1-for-10 reverse stock split is effected and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance
Pre-Reverse Stock Split	200,000,000	116,555,756	83,444,244
Post-Reverse Stock Split 1:10	200,000,000	11,655,575	188,344,425

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP, number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the Nasdaq Capital Market. Following the reverse stock split, our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “QUIK,” although it will be considered a new listing with a new CUSIP number.

Effect on Par Value

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.001.

Reduction In Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on QuickLogic’s Stock Plans

As of October 8, 2019, we had approximately 2,616,930 shares subject to stock options, and 5,181,877 shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans.

Under our 2019 Stock Plan (the “2019 Plan”), the Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted under our 2019 Plan in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the 2019 Plan, as well as the number of shares subject to any outstanding award under the 2019 Plan, and the exercise price, grant price or purchase price relating to any such award under the 2019 Plan, are expected to be proportionately adjusted by the Board of Directors to reflect the Reverse Stock Split. The Board of Directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans.

     Under our 2009 Employee Stock Plan (the “2009 ESPP”), if the Reverse Stock Split is effected, the number of shares available for issuance under the 2009 ESPP, as well as the number of shares subject to any outstanding options under the 2009 ESPP, and the purchase price relating to any such options under the 2009 ESPP, are expected to be automatically proportionately adjusted. Under the 2009 ESPP, no fractional shares shall be purchased.

     For illustrative purposes only, if a 1-for-10 reverse stock split is effected, the 3,986,405 shares that remain available for issuance under the 2019 Plan as of October 8, 2019, are expected to be adjusted to 398,640 shares, subject to increase as and when awards made under the 2019 Plan, expire or are forfeited and are returned per the terms of the 2019 Plan. Further, for illustrative purposes only, if a 1-for-10 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $1.08 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $10.80 per share.

Effect on Outstanding Warrants

As of October 8, 2019, we had approximately 5,405,404 shares of common stock (the “Warrant Shares”) issuable upon exercise of warrants outstanding. If the Reverse Stock Split is effected, the exercise price in effect immediately prior to such Reverse Stock Split will be automatically proportionately increased and the number of Warrant Shares will be automatically proportionately decreased.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of QuickLogic’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Shares Held in Certificated Form

If you hold any of your shares of our common stock in certificated form (the “Old Certificate(s)”), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to freely trade your post-Reverse Stock Split shares of our common stock, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention with respect to the reverse stock split proposal will have the same effect as a vote "Against" the proposal.

The QuickLogic Board of Directors recommends that you vote “FOR” the reverse stock split proposal.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) entities which are classified for U.S. federal tax purposes as regulated investment companies or real estate investment trusts (each term as defined in the Code); (vi) entities which are classified for U.S. federal tax purposes as partnerships or S corporations (each term as defined in the Code); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If an entity which is classified for U.S. federal tax purposes as a partnership (as defined in the Code) holds shares of our common stock, the tax treatment to that entity and to the owners of equity interests in such entity generally will depend upon the status of such owners and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) an entity which is classified for U.S. federal tax purposes as a corporation (as defined in the Code) which has been created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) an entity or arrangement which is classified for U.S. federal tax purposes as a trust (as defined in the Code), if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated for U.S. federal income tax purposes as a “recapitalization” (within the meaning of Section 368(a)(1)(E) of the Code). As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. A U.S. Holder that receives cash in lieu of a fractional share of our common stock and who recognizes a loss for U.S. federal tax purposes should consult with their tax advisors regarding any applicable limitations under the U.S. tax law on such U.S. Holder’s ability to utilize that loss for U.S. federal income tax purposes. For example, if such a U.S. Holder acquires other shares of our common stock within the period beginning 30 days prior to and ending 30 days after the date of such U.S. Holders sale of such fractional shares, such taxable loss may be subject to limitation pursuant to Section 1091 of the Code (the so-called “wash sale” rules). In addition, in the case of a corporate taxpayer, capital losses are generally only permitted to be utilized by such corporate taxpayer in any given taxable year to the extent of capital gains of such taxpayer for such year, and in the case of an individual taxpayer, such capital losses are generally only permitted to be utilized by such individual taxpayer in any given taxable year to the extent of capital gains of such taxpayer for such year, plus $3,000. Unused capital losses of corporate taxpayer can generally be carried back to three prior taxable years and carried forward to 5 succeeding taxable years. Unused capital losses of individual taxpayers can generally be carried forward to succeeding taxable years indefinitely.

THE QUICKLOGIC BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL TWO
THE ADJOURNMENT PROPOSAL

General

QuickLogic is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

Under Delaware law, the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting is required to approve the adjournment proposal. Abstentions with respect the adjournment proposal will have the same effect as a vote “Against” the proposal.

THE QUICKLOGIC BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP

The following table sets forth certain information regarding our common stock beneficially owned as of September 29, 2019 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable, and restricted stock units (“RSUs”) that will be vested, within 60 days of September 29, 2019, are deemed to be outstanding and beneficially owned by the person holding the option or the RSUs for the purpose of computing the percentage of ownership for that person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers, and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named person has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 2220 Lundy Avenue, San Jose, California 95131. Applicable percentage ownership in the following table is based on 116,510,979 shares of common stock outstanding as of September 29, 2019

	Shares Beneficially Owned
Name of Beneficial Owner (3)	From Options and RSUs (1)	Total Number (2)	Percent
E. Thomas Hart	501,655	950,085	*
Michael R. Farese	42,500	107,935	*
Arturo Krueger	50,000	117,892	*
Andrew J. Pease	—	233,971	*
Daniel A. Rabinovitsj	—	80,017	*
Christine Russell	50,000	111,145	*
Gary H. Tauss	39,029	100,436	*
Suping (Sue) Cheung	140,012	246,397	*
Brian C. Faith	771,631	903,259	*
Timothy Saxe	298,055	479,594	*
All executive officers and directors as a group (10 persons)	1,892,882	3,330,731	2.81%

(1)	This column includes shares issuable pursuant to options exercisable and through the vesting of RSUs within 60 days of September 29, 2019, which is November 28, 2019.
(2)	This column consists of outstanding shares plus the options and RSUs set forth in the previous column.
(3)	As of September 29, 2019, there was no single person who was known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock.
*	Less than 1% of the outstanding common stock

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Quicklogic’s intent to solicit approval of the proposal to effect a reverse stock split, the timing of the reverse stock split, the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the Nasdaq Capital Market, the potential for a higher stock price, the timing and effects of the proposed amendments to our Amended and Restated Certificate of Incorporation, and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; capacity constraints; general economic conditions; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the SEC, including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. QuickLogic expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders intended to be presented at our 2020 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 2220 Lundy Avenue, San Jose, California 95131, Attention: Corporate Secretary, no later than November 16, 2019, that is 120 days prior to the one year anniversary of the date on which the proxy for 2019 annual meeting was first mailed, in order to be included in the proxy statement and proxy card relating to that meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold the Company’s stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to QuickLogic Corporation., 2220 Lundy Avenue, San Jose, California 95131 Attention: Investor Relations, or by calling the Secretary at (408) 990-4000. In addition, if you would like to receive separate proxy statements of the Company in the future, or if you are receiving multiple copies of proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

OTHER MATTERS

No matters, other than the reverse stock split proposal and the adjournment proposal, will be presented for action at the Special Meeting.

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

QUICKLOGIC CORPORATION

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware

        QUICKLOGIC CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

        FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [            ]1 shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued to stockholders at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

        THIRD: This Certificate of Amendment shall become effective as of [                        ], 2019 at [        ] [a.m./p.m.].

        FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on November 26, 2019, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [    ] day of [                ], 2019.

QUICKLOGIC CORPORATION
By:	____________________________
Name:
Title:

_________________

1 Actual ratio to be set based on reverse stock split ratio set by the Board of Directors

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  0 0 0  0 0 0  0 0  0000430296_1 R1.0.1.18  QUICKLOGIC CORPORATION  2220 LUNDY AVENUE  SAN JOSE, CA 95131  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on 11/25/2019. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create  an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow  the instructions above to vote using the Internet and, when prompted, indicate that you  agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on 11/25/2019. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR  proposals 1. and 2.: For Against Abstain  1. A proposal, which we refer to as the "reverse stock split proposal," to adopt and approve an amendment to our  Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of  common stock, at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board of  Directors at a later date.  2. A proposal, which we refer to as the "adjournment proposal," to approve, if necessary, the adjournment of the  Special Meeting to solicit additional proxies in favor of the "reverse stock split proposal."  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,  please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or  partnership, please sign in full corporate or partnership name, by authorized officer.  Yes No  Please indicate if you plan to attend this meeting

0000430296_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The materials is/are available at  www.proxyvote.com  QUICKLOGIC CORPORATION  Special Meeting of Stockholders  November 26, 2019 8:00 AM  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoints Brian Faith and Andrew Pease, or any of them, as proxies, each with the  power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the  reverse side of this proxy card, all of the shares of common stock of QuickLogic Corporation that the  stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, November  26, 2019, at 8:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set  forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The meeting  will be held at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303. At the meeting,  only stockholders of record at the close of business on October 8, 2019, the record date, will be entitled to vote.  The validity of this proxy is governed by the laws of the State of Delaware.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side

See the reverse side of this notice to obtain   proxy materials and voting instructions.   *** Exercise Your Right to Vote ***   Important Notice Regarding the Availability of Proxy Materials for the   Stockholder Meeting to Be Held on <mtgdate>.   You are receiving this communication because you hold   shares in the above named company.   This is not a ballot. You cannot use this notice to vote   these shares. This communication presents only an   overview of the more complete proxy materials that are   available to you on the Internet. You may view the proxy   materials online at www.proxyvote.com or easily request a   paper copy (see reverse side).   We encourage you to access and review all of the important   information contained in the proxy materials before voting.   Meeting Information   Meeting Type: <mtgtype>   For holders as of: <recdate>   Date: Time: <mtgtime>   Location:   0000430806_1 R1.0.1.18   QUICKLOGIC CORPORATION   QUICKLOGIC CORPORATION   2220 LUNDY AVENUE   SAN JOSE, CA 95131   Special Meeting   October 08, 2019   November 26, 2019   November 26, 2019 8:00 AM PDT   Jones Day   1755 Embarcadero Road   Palo Alto, California 94303    Please Choose One of the Following Voting Methods   Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession   of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special   requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.   Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box   marked by the arrow available and follow the instructions.   Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.   How To Vote   .   Before You Vote   How to Access the Proxy Materials   Proxy Materials Available to VIEW or RECEIVE:   How to View Online:   Have the information that is printed in the box marked by the arrow (located on the   following page) and visit: www.proxyvote.com.   How to Request and Receive a PAPER or E-MAIL Copy:   If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for   requesting a copy. Please choose one of the following methods to make your request:   1) BY INTERNET: www.proxyvote.com   2) BY TELEPHONE: 1-800-579-1639   3) BY E-MAIL*: sendmaterial@proxyvote.com   * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked   by the arrow (located on the following page) in the subject line.   .   .   0000430806_2 R1.0.1.18   1. Notice & Proxy Statement   Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment   advisor. Please make the request as instructed above on or before November 12, 2019 to facilitate timely delivery.    Voting items   0000430806_3 R1.0.1.18   The Board of Directors recommends   you vote FOR proposals 1. and 2.:   1. A proposal, which we refer to as the "reverse stock split proposal," to adopt and approve an amendment to our   Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of   common stock, at a reverse stock split ratio ranging from 1-for-5 to 1-for-15, as determined by our Board of   Directors at a later date.   2. A proposal, which we refer to as the "adjournment proposal," to approve, if necessary, the adjournment of the   Special Meeting to solicit additional proxies in favor of the "reverse stock split proposal."   NOTE: Such other business as may properly come before the meeting or any adjournment thereof.    0000430806_4 R1.0.1.18